UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

(737) 281-0101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐
Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:	☐
Digital Realty Trust, L.P.:	☐

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Global Revolving Credit Facility

On November 18, 2021, Digital Realty Trust, L.P., which we refer to as the operating partnership, together with its subsidiaries, Digital Singapore Jurong East Pte. Ltd., Digital HK JV Holding Limited, Digital Singapore 1 Pte. Ltd., Digital Singapore 2 Pte. Ltd., Digital HK Kin Chuen Limited, Digital Stout Holding, LLC, Digital Euro Finco, L.P., Digital Japan, LLC, Moose Ventures LP, Digital Euro Finco, L.P., Digital Dutch Finco B.V., Digital Realty Korea Ltd., Digital Seoul 2 Ltd., PT Digital Jakarta One, and Digital Australia Finco Pty Ltd, as borrowers, and Digital Realty Trust, Inc. and Digital Euro Finco LLC together with the operating partnership as guarantors, the banks, financial institutions and other institutional lenders listed therein, as the initial lenders, each issuing bank and swing line bank as listed therein, Citibank, N.A. (“Citibank”), as administrative agent, BofA Securities, Inc. (“BofA Securities”) and Citibank, as co-sustainability structuring agents, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, and BofA Securities, Citibank, N.A., and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, entered into a Second Amended and Restated Global Senior Credit Agreement (the “Global Senior Credit Agreement”) for a $3.0 billion senior unsecured multi-currency revolving credit facility, which we refer to as the global revolving credit facility, that replaced the $2.35 billion revolving credit facility executed on October 24, 2018. The global revolving credit facility provides for borrowings in Australian Dollars, British Pounds Sterling, Canadian Dollars, Euros, Hong Kong Dollars, Japanese Yen, Singapore Dollars, Indonesian Rupiah, Swiss Francs, Korean Won and U.S. Dollars, and includes the ability to add additional currencies in the future. The global revolving credit facility also provides for a letter of credit subfacility with an aggregate sublimit of the equivalent in the applicable currencies of up to approximately $252 million. The global revolving credit facility matures on January 24, 2026, subject to two six-month extensions. In addition, we have the ability from time to time to increase the revolving commitments up to an additional aggregate amount not to exceed $1.5 billion, subject to receipt of lender commitments and certain conditions precedent.

The interest rate for borrowings under the global revolving credit facility is, at the option of the applicable borrower, based on a floating rate or base rate, plus a margin based on the credit rating of our long-term senior unsecured debt. As of November 18, 2021, the applicable rate for floating rate advances is the applicable index plus 85 basis points, and the applicable rate for base rate advances is the applicable index plus 0 basis points. An annual facility fee is payable quarterly in respect of the commitments under the global revolving credit facility, and is also subject to pricing based on the credit rating of our long-term senior unsecured debt, which, as of November 18, 2021, is 20 basis points. In addition, the global revolving credit facility is also subject to a sustainability-linked pricing component whereby the pricing can increase by up to 5 basis points or decrease by up to 5 basis points depending on if the operating partnership or its subsidiaries meet certain sustainability performance targets. We are also required to pay certain fees to the administrative agent and letter of credit issuers under the global revolving credit facility. During the term of the global revolving credit facility, we may borrow, repay and re-borrow amounts available under the global revolving credit facility, subject to voluntary reduction of the swing line, letter of credit and revolving credit commitments.

Borrowings under the global revolving credit facility are guaranteed by Digital Realty Trust, Inc., Digital Euro Finco LLC and the operating partnership. In specified circumstances, additional guarantors are required to be added. The global revolving credit facility contains various restrictive covenants, including limitations on our ability to make certain investments or merge with another company, and requirements to maintain financial coverage ratios, including with respect to unencumbered assets. In addition, the global revolving credit facility restricts Digital Realty Trust, Inc. from making distributions to its stockholders, or redeeming or otherwise repurchasing shares of its capital stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable Digital Realty Trust, Inc. to maintain its qualification as a REIT and to avoid the payment of income or excise tax.

In addition, the global revolving credit facility includes events (including, without limitation, a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by a loan party, cross-default for payment defaults and cross-acceleration for other defaults under material debt or a change of control) which, if not cured within the time period, if any, specified would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders holding more than a majority of the commitments and loans (including letter of credit advances) may elect to accelerate the outstanding principal and accrued and unpaid interest under the global revolving credit facility. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the entry of an order for relief with respect to any loan party under any bankruptcy, insolvency or other similar law.

As of September 30, 2021, lender parties or their affiliates are tenants of ours, and certain other lenders have other relationships with us.

The foregoing description of the global revolving credit facility is only a summary and is qualified in its entirety by reference to the Global Senior Credit Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2021.

Yen Facility

On November 18, 2021, the operating partnership, together with its subsidiaries Digital Japan LLC, as the initial borrower, and Digital Realty Trust, Inc. and Digital Euro Finco LLC together with the operating partnership as guarantors, the banks, financial institutions and other institutional lenders listed therein, as the initial lenders, each issuing bank as listed therein Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent, SMBC as sustainability structuring agent, SMBC, MUFG Bank Ltd. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, entered into an amended and restated Credit Agreement (the “Credit Agreement”) for a ¥33,285,000,000 senior unsecured revolving credit facility, which we refer to as the Yen revolving credit facility. The Yen revolving credit facility provides for borrowings in Japanese Yen. The Yen revolving credit facility matures on January 24, 2026, subject to two six-month extensions. In addition, we have the ability from time to time to increase the revolving commitments up to an additional aggregate amount not to exceed ¥60,000,000,000, subject to receipt of lender commitments and certain conditions precedent.

The interest rate for borrowings under the Yen revolving credit facility is, at the option of the applicable borrower, based on a floating rate or base rate, plus a margin based on the credit rating of our long-term senior unsecured debt. As of November 18, 2021, the applicable rate for Eurocurrency rate advances is the applicable index plus 50 basis points, and the applicable rate for TIBOR rate advances is the applicable index plus 50 basis points. An annual unused fee is payable quarterly in respect of the commitments under the Yen revolving credit facility, and is also subject to pricing based on the credit rating of our long-term senior unsecured debt, which, as of November 18, 2021, is 10 basis points. In addition, the Yen revolving credit facility is also subject to a sustainability-linked pricing component whereby the pricing can increase by up to 5 basis points or decrease by up to 5 basis points depending on if the operating partnership or its subsidiaries meet certain sustainability performance targets. We are also required to pay certain fees to the administrative agent and letter of credit issuers under the Yen revolving credit facility.

Borrowings under the Yen revolving credit facility are guaranteed by Digital Realty Trust, Inc., Digital Euro Finco LLC and the operating partnership. In specified circumstances, additional guarantors are required to be added. The Yen revolving credit facility contains various restrictive covenants, including limitations on our ability to make certain investments or merge with another company, and requirements to maintain financial coverage ratios, including with respect to unencumbered assets. In addition, the Yen revolving credit facility restricts Digital Realty Trust, Inc. from making distributions to its stockholders, or redeeming or otherwise repurchasing shares of its capital stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable Digital Realty Trust, Inc. to maintain its qualification as a REIT and to avoid the payment of income or excise tax.

In addition, the Yen revolving credit facility includes events (including, without limitation, a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by a loan party, cross-default for payment defaults and cross-acceleration for other defaults under material debt or a change of control) which, if not cured within the time period, if any, specified would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders holding more than a majority of the commitments and loans (including letter of credit advances) may elect to accelerate the outstanding principal and accrued and unpaid interest under the Yen revolving credit facility. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the entry of an order for relief with respect to any loan party under any bankruptcy, insolvency or other similar law.

The foregoing description of the Yen revolving credit facility is only a summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary